Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Form 1-A of Duke Robotics Inc. of our report, dated April 30, 2017, relating to the financial statements of Duke Robotics, Inc., for the year ended December 31, 2016.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu Limited

June 6, 2017